Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-167071, No. 333-143224, No. 333-118367, No. 333-91244, No. 333-79881, No. 333-31015) of BJ’s Wholesale Club, Inc. of our report dated March 25, 2011, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 25, 2011